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                                                                    EXHIBIT 99.2

Indianapolis, Ind., November 30, 2005 -


FORTUNE DIVERSIFIED INDUSTRIES, INC. (AMEX:FFI - NEWS), ANNOUNCED TODAY THAT IT WILL REDUCE SHAREHOLDER DEBT BY $6,618,000 BY CONVERTING EXISTING DEBT TO 7.5% PREFERRED STOCK AS OF NOVEMBER 30, 2005. THIS CONVERSION WILL INCREASE TOTAL STOCKHOLDER EQUITY FROM $12,073,000 TO $18,691,000 AND TANGIBLE NET WORTH FROM A NEGATIVE $4,313,000 TO A POSITIVE $2,305,000 EFFECTIVE NOVEMBER 30, 2005 WITHOUT CONSIDERATION OF FIRST QUARTER EARNINGS ENDING (9/01/05-11/30/05).


"THIS ISSUANCE OF PREFERRED STOCK GREATLY ENHANCES OUR BALANCE SHEET AND WILL ALLOW US TO NEGOTIATE FROM A POSITION OF STRENGTH WITH OUR INSURANCE CARRIERS AND BANKS" STATED JOHN F. FISBECK PRESIDENT/CEO.


About Fortune Diversified Industries, Inc.:


Fortune Diversified Industries' current operating focus is achieved through its three operating divisions. The Wireless Infrastructure Division includes James
H. Drew Corporation, Innovative Telecommunications Consultants Inc., Telecom Technology Corporation, PDH Inc., Cornerstone Wireless Construction Services Inc., Magtech Services Inc. and Starquest Wireless Services Inc. The Human Resources Solutions Division includes Professional Staff Management, Inc. and Century II. The Manufacturing and Distribution Division includes Nor-Cote International Inc., Kingston Sales Corporation, and Commercial Solutions Inc.


More information can be found at http://www.ffi.net


Forward-Looking Statement


This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks and uncertainties that could cause actual results to be materially different from those projected. Such risks may include, but are not necessarily limited to, changes in general economic conditions and other business considerations described more specifically in Fortune Diversified Industries, Inc.'s Securities and Exchange Commission filings.


Contact:
          Fortune Diversified Industries, Inc.
          John Fisbeck - President/CEO
          (317) 472.8865
          www.ffi.net